UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 7, 2008

(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Steven Madden, Ltd. (the “Company”) and Edward R. Rosenfeld, the Company’s interim Chief Executive Officer, entered into an Employment Agreement, dated as of April 7, 2008, but effective as of March 24, 2008 (the “Employment Agreement”), pursuant to which Mr. Rosenfeld is to serve as the Company’s interim Chief Executive Officer for a term expiring on December 31, 2009, unless sooner terminated in accordance with the provisions of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Rosenfeld is entitled to receive an annual base salary of $400,000, and Mr. Rosenfeld is entitled to receive such additional compensation and annual bonus as may be determined from time to time by the Board of Directors of the Company in its sole discretion. In addition, the Employment Agreement provides that Mr. Rosenfeld is entitled to receive, as additional compensation, an option to purchase 40,000 shares of the Company’s common stock, exercisable to the extent of 8,000 shares on each of March 24, 2009, March 24, 2010, March 24, 2011, March 24, 2012 and March 24, 2013, said option to remain exercisable for seven years from the effective date of the Employment Agreement.

          The Company may terminate the Employment Agreement for cause (as such term is defined in the Employment Agreement) or without cause. In the event that Mr. Rosenfeld’s employment is terminated by the Company for cause, the Company shall have no further obligations to Mr. Rosenfeld, and Mr. Rosenfeld shall be entitled to no further compensation from the Company, except for pro-rata amounts due to him on the date of his termination.

          In the event that Mr. Rosenfeld’s employment is terminated by the Company without cause, as liquidated damages, he shall be entitled to receive all compensation to which he would be entitled under the Employment Agreement through December 31, 2009.

          In the event that Mr. Rosenfeld’s employment is terminated by the Company without cause during the period commencing 90 days prior to a Change of Control (as defined in the Employment Agreement) and ending 180 days following a Change of Control, he is entitled to receive an amount equal to the lesser of (1) the average amount of total compensation actually received by him during the preceding three calendar years multiplied by 3 and (2) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code.

          The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement, entered into as of April 7, 2008, but effective as of March 24, 2008, between Steven Madden, Ltd. and Edward R. Rosenfeld.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2008

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld

Edward R. Rosenfeld Interim Chief Executive Officer